UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 29, 2019 (August 20, 2019)

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-289-2515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2019, Greenway Technologies, Inc., a Texas corporation (the “Company”) entered into a joint venture with Mabert, LLC, a Texas limited liability company (“Mabert”), Tom Phillips, an individual and vice president of operations and chief engineer for the Company (“Phillips”), and OPM Green Energy, LLC, a Texas limited liability company (“OPMGE”, together with the Company, Mabert, and Phillips, the “Members”). To facilitate the joint venture, the Members formed OPMGE pursuant to that certain Limited Liability Company Agreement of OPM Green Energy, LLC, dated August 23, 2019 (the “Agreement”), by and among the Members. Kevin Jones, a director of the Company (“Jones”), will serve as the sole manager of OPMGE (the “Manager”).

OPMGE issued membership interests units (the “Units”) to the Members, in exchange for various contributions to OPMGE pursuant to the Agreement. In accordance with the Subscription Agreement, dated August 23, 2019 (the “Subscription Agreement”), by and between the Company and OPMGE, the Company granted OPMGE a limited, non-exclusive royalty-free license to its intellectual property relating to the Company’s patent-pending G-Reformer natural gas reforming technology, including, but not limited to certain patents, a trademark, know-how, and trade secrets, pursuant to that certain Intellectual Property License by and between the Company and OPMGE, dated August 23, 2019 (the “License”). OPMGE may not sublicense, convey, share, transfer, or otherwise assign the License without the written approval of the Company’s board of directors

Mabert, which is owned and controlled by Jones, previously purchased the U.S. gas-to-liquids plant of INFRA Technology, LLC dba INFRA XTL Technology, LLC (“INFRA”) located in Wharton, Texas (and such plant the “INFRA Plant”), INFRA’s proprietary Fischer-Tropsh (“FT”) reactor system, and INFRA’s operating license agreement (collectively, the “INFRA Assets”). Pursuant to the Agreement, Mabert contributed rights to the INFRA Assets in exchange for Units from OPMGE.

Lastly, OPMGE issued Units to Phillips, who will render services to OPMGE to integrate the Company’s first G- Reformer™ unit into the INFRA Plant’s existing FT unit and production infrastructure.

Under the Agreement, the Manager will have the exclusive authority manage the business, affairs, and subsidiaries, if any, of OPMGE. However, the Manager may not take, approve, or consent to certain enumerated actions without the consent or approval of the Members holding a majority of the Units.

With respect to transfers, the Agreement contains provisions requiring a transferring Member to first offer the Units to be transferred to other Members before effecting a transfer to a third party. The Units are also subject to drag-along rights that permit Members holding a majority of the Units to cause all Members to vote in favor of a sale of OPMGE, but only after such other Members waive their rights of first offer. Except for certain transfers, the Manager must consent to a transfer of Units by any Member.

The foregoing descriptions of the Agreement, Subscription Agreement, and License do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, Subscription Agreement, and License which are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 29, 2019, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the Company’s entry into the JV Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Limited Liability Company Agreement of OPM Green Energy, LLC, dated August 23, 2019, by and among Greenway Technologies, Inc., a Texas corporation, Mabert, LLC, a Texas limited liability company, Tom Phillips, an individual, and OPM Green Energy, LLC, a Texas corporation.

10.2	Subscription Agreement, dated August 23, 2019, by and between Greenway Technologies, Inc., a Texas corporation, and OPM Green Energy, LLC, a Texas limited liability company.

10.3	Intellectual Property License, dated August 23, 2019, by and between Greenway Technologies, Inc., a Texas corporation, and OPM Green Energy, LLC, a Texas limited liability company.

99.1	Press release dated August 29, 2019

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENWAY TECHNOLOGIES, INC.
Date: August 29, 2019

	By:	/s/ Raymond Wright
Raymond Wright
Chairman of the Board